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                                                                    EXHIBIT 99.2

                               OPERATING AGREEMENT

                                       OF

                                NEG OPERATING LLC

                                    * * * * *

         This Operating Agreement is made as of May 1, 2001 by the undersigned member pursuant to and in accordance with the Delaware Limited Liability Company Act (the "Act").

         1. Formation; Name. The limited liability company (the "Company") was formed on August 25, 2000 upon the filing of the certificate of limited liability company in the office of the Secretary of State of the State of Delaware in accordance with the Act. The name of the Company is "NEG Operating LLC" and all business shall be conducted under that name.

         2. Purpose. The purpose for which the Company has been formed is to engage in any lawful act or activity which the member may from time to time determine.

         3. Registered Office. The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

         5. Admission. Upon execution and delivery of this Operating Agreement, NEG Holding LLC, a Delaware limited liability company, is admitted as the sole member of the Company. The member shall not be required to make any capital contribution to the Company but may make capital contributions from time to time.

         6. Resignation of Member. The member may resign from the Company at any time.

         7. Assignment of Interest. The member may assign all or any portion of its membership interest in the Company to any person ("Assignee"). Each Assignee shall become a member of the Company upon the approval of the member.

         8. Title to Property. Title to any property (whether real, personal or mixed) owned by or leased to the Company shall be held in the name of the Company, or in the name of any nominee the member may in its discretion designate.

         9. Members. There shall be a managing member ("Managing Member") of the Company which Managing Member shall have the powers and duties equivalent to the duties of a corporate board of directors. Initially such Managing Member shall be NEG Holding LLC who shall serve as such until its successor has been elected. At any time, but in no event less frequently than once each calendar year, the members shall vote upon whether the Managing Member shall be replaced and, if so, to select a new Managing Member. It shall require the vote of the holders of more than 50% of the votes which can be cast by all members to replace the

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Managing Member (and to elect a successor Managing Member) who shall no longer be the Managing Member once the successor has been elected but not before then. So long as NEG Holding LLC is a member of the Company, NEG Holding LLC shall have the right to vote the greater of (a) its percentage membership in the Company and (b) 50% of the votes of all members making such selection. The balance of the votes shall be cast by all other members of the Company in proportion to their share of the percentage membership in the Company not owned by NEG Holding LLC.

         10. Profits and Losses. All profits and losses of the Company shall be allocated to the member. The member shall not be liable for any debts or losses of the Company beyond the aggregate amount of its capital contribution, except as otherwise required by law.

         11. Distributions. At such times as determined by the member taking into account, among other things, the member's obligation to the extent same exists, to make distributions to its member(s) under its operating agreement, the member shall cause the Company to distribute to the member any cash or property held by it which is neither reasonably necessary for the operation of the Company nor in violation of the Act. The member shall be liable to the Company for distributions made pursuant to this Section 11 only to the extent now or hereafter provided by the Act.

         12. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the occurrence of an event of dissolution of the Company under the Act.

         13. Amendment. This Operating Agreement may be amended only in writing.

         14. Application of Delaware Law. This Operating Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

         15. Taxable Year. The taxable year of the Company shall be the calendar year.

         16. No Third Party Beneficiaries. No person, other than the member, shall have any rights hereunder.

         17. Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

         18. Other Matter. Gascon Partners, for itself and not as Managing Member of NEG Holding LLC, hereby agrees to be personally liable for the debt, obligations and liabilities of the Company and of its subsidiary, Shana National LLC to the extent that same are attributable to any oil or gas property owned by the Company and/or Shana National LLC and were incurred when NEG Holding LLC was the Managing Member and Gascon Partners was the Managing Member thereof, and, in the case of Shana National LLC, while all of its membership interests are held by the Company.

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         IN WITNESS WHEREOF, the undersigned has caused the execution of this
Operating Agreement of NEG Operating LLC, as of May 1, 2001.

                                NEG Holding LLC, Sole Member

                                By: Gascon Partners, Managing Member

                                By: Astral Gas Corp and Cigas Corp.,
                                    General Partners

                                By:
                                    --------------------------------------------
                                    Name: Edward E. Mattner
                                    Title: President

                                    With respect only to Paragraph 18 hereof, Gascon Partners

                                    By Astral Gas Corp. and Cigas Corp., General
                                    Partners

                                    By:
                                        ----------------------------------------
                                    Name: Edward E. Mattner, President

            [Signature Page of NEG Operating LLC, Operating Agreement
                            dated as of May 1, 2001]

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